SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

Commission File Number: 000-27739

Royal Quantum Group, Inc.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	77-0517966 (I.R.S. Employer Identification No.)
Suite #145, 251 MidPark Blvd S.E. Calgary, AB Canada (Address of principal executive offices)	T2X 1S3 (Zip Code)
(403) 288-4321 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 18, 2007, Royal Quantum Group, Inc., a Nevada corporation (“Registrant”) executed an Amendment to the Purchase Agreement (“Amendment”) to acquire from U3, LLC (“Seller”) a 100% interest in 1,540 acres that consist of 77 claims of prospective uranium property located adjacent to the Sheep Mountain Mine in Fremont County, Central Wyoming, approximately 90 miles SW of Casper Wyoming.

The Amendment calls for the Registrant to make the following payments to the Seller upon issuance of claim numbers (“WMC numbers”) from the Bureau of Land Management (“BLM”) on each claim and the issuance of WMC numbers from the BLM on each of the additional 100 claims within a 3 mile radius of the claims:

•	$50,000 on or before October 1, 2007;
•	$50,000 on or before November 1, 2007;
•	$50,000 on or before December 1, 2007; and
•	$70,000 on or before January 15, 2008.

The Amendment also provides that the Closing shall be on or before September 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Royal Quantum Group, Inc.

Date: August 2, 2007	By:	/s/ Ron Ruskowsky
Name: Ron Ruskowsky
Title: President and Chief Executive Officer

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